SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the registrant [ X ]
Filed by a party other than the registrant [     ]
Check the appropriate box:
[     ] Preliminary Proxy Statement
[     ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[     ] Definitive Additional Materials
[     ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

MACATAWA BANK CORPORATION
(Name of registrant as specified in its charter)

________________________________________________________________________
(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[ X ] No fee required
[     ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies: ______________________________________
(2)	Aggregate number of securities to which transaction applies:______________________________________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _________________________
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[     ] Fee paid previously with preliminary materials
[     ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid: _________________________________________________________________
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March 7, 2002

Dear Shareholder:

        We invite you to attend the 2003 Annual Meeting of Shareholders. This year’s meeting will be held on Thursday, April 24, 2003, at 10:00 a.m., at Ridgepoint Community Church, 340 — 104th Avenue, Holland, Michigan 49423.

        It is important that your shares are represented at the Annual Meeting. Please carefully read the Notice of Annual Meeting and Proxy Statement. Whether or not you expect to attend the Annual Meeting, please sign, date and return the enclosed proxy in the envelope provided at your earliest convenience.

Sincerely,

Benj. A. Smith, III Chairman of the Board and Chief Executive Officer

MACATAWA BANK CORPORATION

160 South Waverly Road
Holland, Michigan 49423

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 24, 2003

To Our Shareholders:

        The 2003 Annual Meeting of Shareholders of Macatawa Bank Corporation will be held at Ridgepoint Community Church, 340 104th Avenue, Holland, Michigan 49423, on Thursday, April 24, 2003 at 10:00 A.M., local time, for the following purposes:

1.	To elect three directors, two for a term of three years, and one director for a term of two years.
2.	To transact such other business as may properly come before the meeting or at any adjournment thereof.

        Shareholders of record at the close of business February 26, 2003, will be entitled to vote at the meeting or any adjournment thereof. Whether or not you expect to be present in person at this meeting, you are urged to sign the enclosed Proxy and return it promptly in the enclosed envelope. If you do attend the meeting and wish to vote in person, you may do so even though you have submitted a Proxy.

By order of the Board of Directors
Dated: March 7, 2003

Holland, Michigan
Philip J. Koning Secretary

Dated: March 7, 2003

MACATAWA BANK CORPORATION

160 South Waverly Road
Holland, Michigan 49423

PROXY STATEMENT

For the Annual Meeting of Shareholders
to be held April 24, 2003

SOLICITATION OF PROXIES FOR ANNUAL MEETING

        This Proxy Statement is furnished to the Shareholders of Macatawa Bank Corporation (the “Company”) in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders which will be held at Ridgepoint Community Church, 340 104th Avenue, Holland, Michigan 49423, April 24, 2003, at 10:00 A.M., local time.

        The Annual Meeting is being held for the following purposes:

1.	To elect three directors, two for a term of three years, and one director for a term of two years.

2.	To transact such other business as may properly come before the meeting or to any adjournment thereof.

        If a proxy in the form distributed by the Company’s Board of Directors is properly executed and returned to the Company, the shares represented by the proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of that meeting. Where shareholders specify a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted FOR the nominees named by the Board of Directors in the proxy. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by Macatawa Bank.

        A proxy may be revoked prior to its exercise by delivering a written notice of revocation to the secretary of the Company, executing and delivering a proxy of a later date or attending the meeting and voting in person. Attendance at the meeting does not automatically act to revoke a proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        On February 26, 2003, the record date for determination of shareholders entitled to vote at the Annual Meeting, there were outstanding 7,921,690 shares of common stock of the Company. Shares cannot be voted unless the shareholder is present at the meeting or is represented by proxy. As of February 26, 2003, no person was known by management to be the beneficial owner of more than 5% of the Company’s common stock.

ELECTION OF DIRECTORS

        The Company’s Articles of Incorporation provide for the division of the Board of Directors into three classes of nearly equal size with staggered three-year terms of office. The number of directors constituting the Board of Directors is determined from time to time by the Board of Directors. The Board is currently composed of five members.

        The Board of Directors has nominated G. Thomas Boylan, Arend D. Lubbers and Benj. A. Smith, III for election as directors. Mr. Boylan and Mr. Smith are each incumbent directors and are being nominated for a three year term to expire at the 2006 Annual Meeting. Mr. Lubbers is not an incumbent director and has been nominated for a two year term to expire at the 2005 Annual Meeting.

        Holders of common stock should complete the accompanying proxy. Unless otherwise directed by a shareholder’s proxy, it is intended that the votes cast upon exercise of proxies in the form accompanying this statement will be in favor of electing each of the nominees named above. Mr. Boylan and Mr. Smith are presently serving as directors of the Company. The following pages of this Proxy Statement contain more information about the nominees and other directors of the Company.

        A plurality of the votes cast at the Annual Meeting is required to elect the nominee as a director of the Company. As such, the individual who receives this number of votes cast by the holders of the Company’s common stock will be elected as directors. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by Macatawa Bank.

        Except the persons nominated by the Board of Directors, no other persons may be nominated for election at the 2003 Annual Meeting. The Company’s Articles of Incorporation require at least 60 days prior written notice of any other proposed nomination and no such notice has been received. If any nominee becomes unavailable for election due to circumstances not now known, the accompanying proxy will be voted for such other person to become a director as the Board of Directors selects.

The Board of Directors recommends a vote FOR the election of the persons nominated by the Board.

INFORMATION ABOUT DIRECTORS

        The content of the following table is based upon information as of February 1, 2003, furnished to the Company by the directors. Except as described in the notes following the table, the following directors have sole voting and dispositive power as to all of the shares set forth in the following table.

                                                                                          Amount and        Percent
                                                                          Year First       Nature of          Of
                                                                           Became a       Beneficial        Common
                     Name                                        Age       Director      Ownership(1)        Stock
     --------------------------------------                      ---      ----------     ------------       -------

Nominees for Election as Directors for a
Term Expiring in 2006

G. Thomas Boylan (a)(b).....................................      80         1997           139,997          1.8%

Benj. A. Smith, III (b).....................................      58         1997           278,704(2)       3.5%

Nominee for Election as Director for a
Term Expiring in 2005

Arend D. Lubbers............................................      72          NA              2,561          0.0%

Directors Whose Terms Expire in 2004

John F. Koetje (a)..........................................      67         1998           114,263          1.4%

Philip J. Koning............................................      48         1997            47,870          0.6%

Director Whose Term Expires in 2005

Robert E. DenHerder (a)(b)..................................      48         1997           133,622          1.7%
(a)	Member of the Audit Committee
(b)	Member of the Compensation Committee

(1)

Except as described in the following note, each nominee and director owns the shares directly and has sole voting and investment power or shares voting and investment power with his or her spouse under joint ownership. Includes shares of common stock that are issuable under options that are exercisable or will become exercisable within sixty (60) days. The share ownership of the following directors includes shares subject to options that are currently exercisable: Mr. DenHerder (6,426 shares), Mr. Koning (21,359 shares), Mr. Boylan (6,426 shares), Mr. Smith (33,206 shares), and Mr. Koetje (2,142 shares).

(2)

Includes 7,391 shares owned by Mr. Smith’s spouse and 54,068 shares held in a trust for the benefit of Mr. Smith’s spouse. Also includes 110,396 shares with respect to which Smith & Associates Investment Management Services, an investment advisory firm controlled by Mr. Smith, has voting power, but with respect to which he disclaims beneficial ownership.

        G. Thomas Boylan is a director of the Company and of Macatawa Bank (the “Bank”). Mr. Boylan serves as the President of Light Metals Corporation, a manufacturing company located in Wyoming, Michigan, where he has been employed since 1947.

        Robert E. DenHerder is a director of the Company and the Bank. Mr. DenHerder is President of Premovation Audio, Holland, Michigan, a custom sales and installation company of audio and video equipment for commercial and residential applications. From January, 1980 to December, 1999, Mr. DenHerder served as the President of Uniform Color Co., a company located in Holland, Michigan, which manufactures color concentrate for the plastics industry focusing on automotive suppliers.

        John F. Koetje is a director of the Company and the Bank. Mr. Koetje is a partner in John F. Koetje and Associates, a West Michigan builder of residential and light commercial real estate and apartment complexes where he has been employed for 36 years.

        Philip J. Koning has served as President and Chief Executive Officer of the Bank since its inception in November, 1997, and serves as the Secretary and Treasurer of the Company and as a director of both the Company and the Bank. Mr. Koning was employed by Smith & Associates Investment Management Services prior to February 1998. Mr. Koning has over 23 years of commercial banking experience and served from 1992 to 1997 as Community Bank President with First of America Bank in Holland.

        Arend D. Lubbers has been nominated to serve as a director of the Company. Mr. Lubbers is an independent consultant and previously served as the President of Grand Valley State University from 1969 to 2001. Mr. Lubbers served as a director of Grand Bank Financial Corporation and Grand Bank from 1990 to 2002. Mr. Lubbers is a graduate of Hope College and received his graduate degree from Rutgers University.

        Benj. A. Smith, III is the Chairman, Chief Executive Officer and a director of the Company and is also Chairman and a director of the Bank. Mr. Smith is an investment advisor and has served from 1992 to the present as the President of Smith & Associates Investment Management Services, an investment management firm located in Holland, Michigan. Prior to 1992, Mr. Smith gained 21 years of banking experience at First Michigan Bank Corporation and its subsidiary FMB-First Michigan Bank of Zeeland, Michigan.

        The Board of Directors had 17 meetings in 2002. The Company has no nominating committee. All directors attended at least three-fourths of the aggregate number of meetings of the Board and Board committees which they were eligible to attend.

AUDIT COMMITTEE REPORT

        During 2000, the Audit Committee of the Board of Directors developed a charter for the Audit Committee, which was approved by the full Board of Directors on November 14, 2000. The Board of Directors has also examined the composition of the Audit Committee in light of the rules of the National Association of Securities Dealers, Inc. governing audit committees and has confirmed that all members of the Audit Committee are “independent” within the meaning of those rules.

        The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2002.

        We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

        Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Form 10-K for the year ended December 31, 2002.

        In issuing this report, we note that management is responsible for the Company’s financial reporting process, including its systems of internal control, and for the preparation of financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We have relied, without independent verification, on management’s representation that the financial statements have been prepared in conformity with U.S. generally accepted accounting principles and on the representations of the independent auditors included in their report on the Company’s financial statements. Our discussions with management and the independent auditors do not assure that the financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”

John F. Koetje	Robert E. DenHerder	G. Thomas Boylan
James Jurries*	James Batts*

*Advisory members and directors of the Bank.

COMPENSATION OF DIRECTORS

        The directors of the Company, excluding officers of the Bank, receive an annual retainer of $15,000, and are paid $900 per board meeting attended and $450 for committee meetings attended. During 2002, Company directors received $6,000 in annual retainer, and were paid $600 per board meeting attended and $450 per committee meeting attended. Bank directors receive $6,000 for an annual retainer, $600 per board meeting attended and $450 per committee meeting attended, the same as paid during 2002.

EXECUTIVE COMPENSATION

Committee Report on Executive Compensation

        All of the executive officers of the Company are also executive officers of the Bank, except for Benj. A. Smith, III who is Chief Executive Officer of the Company and Chairman and director of the Bank. Company officers other than Benj. A. Smith, III serve as officers of the Company as an incident to their primary service as an officer and employee of the Bank and receive no compensation directly from the Company.

        Decisions on the compensation of the Company’s executive officers are made by the Compensation Committee of the Bank. The Compensation Committee met one time during 2002. Mr. Robert DenHerder serves as the chairman of the Compensation Committee.

        Chairman and CEO Benj. A. Smith, III is compensated for this role and his position as chairman of the Bank on a salary basis, and does not participate in any incentive compensation program. The Compensation Committee fixed Mr. Smith’s salary at $150,000 per year in 2000, and it has remained at this level through 2002. Periodically the Compensation Committee awards incentive stock options under the Company’s stock compensation plan to Mr. Smith, as well as other officers and staff of the Company and Bank. This allows the officers awarded options to share in the appreciation of the Company’s stock value as a result of their efforts.

        Base Salary — In general, the Board intends to maintain the base salaries of the Company’s executive officers and senior managers within peer group levels, with the ability to make appropriate adjustment to reflect other relevant factors, which may include individual performance, experience, expertise and tenure. Annually, the Committee establishes a base wage for the Chief Executive Officer, the President, the Chief Financial Officer, and the Senior Vice President-Loan Administration. The Committee’s determination is based upon the performance of the individual and compensation levels established by the Company’s peers and evaluations by consultants.

        The base salaries of all other officers and senior managers are established by the Bank’s President and Chief Executive Officer.

        Long-Term Incentives — The Company provides long-term incentives in the form of stock options. Each year the Committee recommends to the Board a list of stock options to be granted. These options are intended to recognize individual contributions and to incentivize employees to contribute to the long-term objectives of the Company. To align the interests of its executive officers, senior managers and all employees with the Company’s shareholders, the Board’s compensation strategy provides for a 401(k) matching contribution.

James L. Batts	G. Thomas Boylan	Robert E. DenHerder	Benj. A. Smith III

SUMMARY COMPENSATION TABLE

        The following table sets forth the annual and long-term compensation paid to the Company’s Chief Executive Officer, the President and Chief Executive Officer of the Bank, the Senior Vice President and Chief Financial Officer of the Company and the Bank, the Senior Vice President — Loan Administration of the Bank, and the Vice President — Finance of the Bank (collectively referred to as the “Named Executives”) for services rendered during 2000, 2001 and 2002. No other executive officers of the Company or the Bank received annual compensation in excess of $100,000 during 2000, 2001 or 2002.

                                             Summary Compensation Table
                                                                                           Long Term
                                                       Annual Compensation               Compensation
                                                    -------------------------            ------------

                                                                            Other
                                                                            Annual        Securities       All Other
                                                                           Compen-        Underlying        Compen-
       Name and Principal Position              Year          Salary      sation($)       Options(#)       Sation(1)
       ---------------------------              ----          ------      ---------       ----------       ---------

Benj. A. Smith, III......................       2002        $150,000     $       0           11,240       $     0
     Chairman of the Board and                  2001         150,000             0                0             0
     Chief Executive Officer of                 2000         150,000             0                0             0
     the Company and a director
     of the Bank

Philip J. Koning.........................       2002         174,846         25,000           5,000         3,192
     Chief Executive Officer and                2001         170,000         19,000           2,080         3,014
     President of the Bank and                  2000         161,000         15,000           3,213         3,003
     Treasurer and Secretary of
     the Company

Jon W. Swets (2).........................       2002          60,096         17,500           3,000           108
     Senior Vice President and Chief
     Financial Officer of the Company and
     the Bank

Ray D. Tooker............................       2002         128,635         16,000               0           227
     Senior Vice President - Loan               2001         125,000         13,000           1,040           264
     Administration of the Bank                 2000         120,002         10,000           1,071           251

Steven L. Germond (3)....................       2002         112,500         10,000               0           190
     Vice President - Finance of the Bank       2001         112,500         11,000           1,040           231
                                                2000          61,346          7,500           2,998           131

(1)	Includes an automobile allowance ($2,866 in 2002, $2,631 in 2001, and $2,644 in 2000) paid by the Company for the benefit of Mr. Koning, as well as term life insurance premiums paid for the benefit of executive officers listed above.
(2)

Mr. Swets was hired as Senior Vice President and Chief Financial Officer of the Company and the Bank effective July 1, 2002, at an annual salary of $125,000. The Summary Compensation Table discloses his compensation from his date of hire through December 31, 2002.

(3)

Mr. Germond was hired effective June 5, 2000, at an annual salary of $110,000. The Summary Compensation Table discloses his 2000 compensation from his date of hire through December 31, 2000. Mr. Germond served as Chief Financial Officer of the Company and the Bank through June 30, 2002, and now serves as Vice President-Finance of the Bank.

        Option Grants in 2002. Shown below is information on grants of stock options pursuant to the Company’s Stock Compensation Plan.

                                                                                                                 Potential
                                                                                                                Realizable
                                                                                                                 Value at
                                                          Individual Grants                                       Assumed
                                                                                                               Annual Rates
                            -------------------------------------------------------------------------------   Of Stock Price
                                                                                                               Appreciation
                                 Number of           Percent of        Exercise or         Expiration           For Option
                                Securities         Total Options        Base Price            Date               Term (3)
                                Underlying           Granted to       (per share)(2)                        -----------------
                                  Options           Employees in
          Name                  Granted(1)              2002                                                 5%         10%
--------------------------- -------------------- ------------------- ----------------- -------------------- ----------------------

Benj. A. Smith, III......          5,000                  7.0%            $19.71              11/26/12      $61,978    $157,063

                                   6,240                  8.8%            $18.92              4/18/12       $74,248    $188,158

Philip J. Koning.........          5,000                  7.0%            $19.71              11/26/12      $61,978    $157,063

Jon W. Swets.............          3,000                  4.2%            $20.95              7/01/12       $39,526    $100,167

Ray D. Tooker............              0                    0%               N/A              N/A             --          --

Steven L. Germond........              0                    0%               N/A              N/A             --          --
--------------------------- -------------------- ------------------- ----------------- -------------------- ----------------------
(1)

Indicates number of shares which may be purchased pursuant to options granted in 2002 under the Company’s Stock Compensation Plan as of December 31, 2002. During 2002, the Company granted to eligible employees options to purchase an aggregate of 71,110 shares. Options may not be exercised in full or in part prior to the expiration of one year from the date of grant.

(2)

The exercise price equals the prevailing market price of the Common Stock on the date of grant. The exercise price may be paid in cash, by the delivery of previously owned shares, through the withholding of shares otherwise issuable upon exercise or a combination thereof.

(3)

These amounts are based on assumed rates of appreciation over the entire option period without any discount to present value. Actual gains, if any, on stock option exercises will be dependent on overall market conditions and on the future performance of the Company’s Common Stock. There can be no assurance that the amounts reflected in this table will be realized.

        Year-End Options Values. Shown below is information with respect to unexercised options to purchase shares of the Company’s Common Stock granted to the Named Executives and held by them at December 31, 2002. None of the Named Executives exercised any stock options during 2002.

                                                   Number of Shares Subject to            Value of Unexercised
                                                     Unexercised Options Held            In-the-Money Options at
                                                       at December 31, 2002               December 31, 2002(1)
                                                    -------------------------            -----------------------

                     Name                         Exercisable      Unexercisable     Exercisable      Unexercisable

Benj. A. Smith, III...........................        33,206           11,240           $186,659          $6,484
Philip J. Koning..............................        21,359            5,000           $166,852          $  700
Jon W. Swets..................................             0            3,000           $      0          $    0
Ray D. Tooker.................................         6,395                0           $ 40,504          $    0
Steven L. Germond.............................         4,038                0           $ 28,020          $    0
----------------------------------------------- ---------------- ------------------ --------------- ------------------
(1)

The value of unexercised options reflects the increase in market value of the Company’s Common Stock from the date of grant through December 31, 2002 (when the closing price of the Company’s Common Stock was $19.85 per share). Value actually realized upon exercise by the Named Executives will depend on the value of the Company’s Common Stock at the time of exercise.

        Benefits.     The Company provides group health and life insurance benefits and supplemental unemployment benefits to its regular employees, including executive officers. In January 1999, the Company implemented a 401(k) plan.

        Security Ownership of Management. The following table shows, as of February 1, 2003, the number of shares beneficially owned by each of the Named Executives identified in the executive compensation tables of this proxy statement and by all Directors and Executive Officers as a group. Except as described in the notes following the table, the following persons have sole voting and dispositive power as to all of their respective shares.

                                                                          Amount and Nature of
Name                                                                         of Beneficial           Percent of
                                                                             Ownership(1)           Common Stock
------------------------------------------------------------------ ---------------------------- --------------------
Benj. A. Smith, III...........................................                 278,704                   3.5%

Philip J. Koning..............................................                  47,870                     *

Jon W. Swets..................................................                   2,500                     *

Ray D. Tooker.................................................                   9,608                     *

Steven L. Germond.............................................                   6,877                     *

All Executive Officers and Directors as a Group
(9 persons)...................................................                 736,002                   9.3%
------------------------------------------------------------------ ---------------------------- --------------------
(1)	See Footnotes 1 and 2 to the Information About Directors table appearing on page 3 of this Proxy Statement.

*	Less than 1.0%

TRANSACTIONS INVOLVING MANAGEMENT

        Directors and officers of the Company and their associates were customers of, and had transactions with, subsidiaries of the Company in the ordinary course of business during 2002. All loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve an unusual risk of collectibility or present other unfavorable features.

        The Bank leases its Trust Department office space located at 106 E. 8th Street, Holland, Michigan 49423, from a corporation wholly owned by Benj. A. Smith, III, an officer and director of the Company. The Bank leased its Wyoming, Michigan branch facility for a portion of the year up to November 2002 from a limited liability company co-owned by John F. Koetje, a director of the Company. Subsequently such lease terminated as the Bank relocated to a bank owned facility. The terms of these leases were negotiated on an arm’s-length basis, and the Company believes that the rent and other terms reflect fair market value.

        Mr. Benj. A. Smith, III, the Chairman and Chief Executive Officer of the Company, is also the sole owner and President of Smith & Associates Investment Management Services, an investment advisory firm. Approximately $103 million of the $317 million in assets held by Macatawa Bank’s trust department at December 31, 2002, represent accounts referred by Smith & Associates to the trust department. These assets were previously held in custodial accounts with other financial institutions. Smith & Associates received no compensation for these referrals. Smith & Associates may continue to refer additional accounts to the trust department, although we do not expect the dollar amount of future referrals to be as large as the initial referrals to the trust department. Most of the accounts referred by Smith & Associates to the trust department are custodial accounts as to which the trust department has no investment responsibility or authority. The trust department is compensated from these accounts for its custodial services. Payments to Smith & Associates for investment services are made from these custodial accounts based on arrangements made directly between Smith & Associates and the trust grantors.

        When trust documents give our trust department investment authority, depending on the size and nature of the trust, the trust asset investment services may be handled internally or outsourced. The trust department handles the investment of smaller accounts internally. However, the trust department is not yet internally staffed to perform active investment management services for larger, more complex trusts. For these trusts, the trust department outsources investment management services to one of approximately eight investment advisory firms based on the trust customer’s preference. The trust department receives no compensation for these referrals just as it pays no compensation for accounts referred to it. All investment management services provided to our trust department by Smith & Associates have been and will be entered into on terms that are no less favorable to us or our customers than those which can be obtained from unaffiliated third parties. In 2002, total payments to Smith & Associates for investment management services performed on behalf of our trust department were less than $134,000. The total of these fees was less than the custodial fee revenue received by the Macatawa Bank trust department from custodial accounts referred by Smith & Associates to the trust department.

        Mr. Jon W. Swets, the Company’s Chief Financial Officer, was a partner in the accounting firm of Crowe, Chizek and Company, LLP, the Company’s independent accounting firm prior to becoming employed by the Company. Mr. Swets withdrew as a partner and resigned all positions with Crowe, Chizek and Company, LLP effective June 30, 2002, and became the Company’s Chief Financial Officer effective July 1, 2002. In 2002 the Company paid Crowe, Chizek and Company, LLP a total of $304,000 for services rendered.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers to file reports of ownership and changes in ownership of shares of common stock with the Securities and Exchange Commission. Based upon written representations by each director and officer, all the reports were filed by such persons during the last fiscal year, except for one late report filed by G. Thomas Boylan with respect to two transactions in a prior fiscal year.

SHAREHOLDER RETURN PERFORMANCE GRAPH

        The following graph shows the cumulative total shareholder return on an investment in the Company’s common stock compared to the Russell 2000 Index and the Media General Group Index of Regional-Midwest Banks. The comparison assumes a $100 investment on April 1, 1998, the date of the Company’s initial public offering, at the Company’s initial public offering price of $9.34 per share (split-adjusted) and assumes that dividends are reinvested.

	4/1/98	12/31/98	12/31/99	12/29/00	12/31/01	12/31/02
Macatawa Bank Corporation	100.00	147.26	135.96	129.74	190.44	207.60
MG Group Index	100.00	103.97	86.28	105.06	105.96	101.40
Russell 2000 Index	100.00	88.31	105.62	101.06	102.09	80.06

Source: Media General Financial Services, Richmond, Virginia.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

        The combined consolidated financial statements of the Company have been examined by Crowe, Chizek and Company LLP, independent certified public accountants. A representative of Crowe, Chizek and Company LLP is expected to be present at the annual meeting with the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. The Company’s Audit Committee has retained Crowe, Chizek and Company LLP as the Company’s auditors for the 2003 calendar year.

PRINCIPAL ACCOUNTING FIRM FEES

        The following table sets forth the aggregate fees for services provided to the Company for the fiscal year ended December 31, 2002 by the Company’s principal accounting firm, Crowe, Chizek and Company LLP:

                  Audit Fees................................................... $ 126,200
                  Financial Information Systems
                     Design and Implementation Fees............................       --
                  All Other Fees............................................... $ 178,105
                                                                                ---------
                     Total Fees................................................ $ 304,305
                                                                                =========

        The Audit Committee discussed with the independent accounting firm and considered whether the provision of services described above under “All Other Fees” is compatible with maintaining the principal accountant’s independence.

SHAREHOLDER PROPOSALS — 2004 ANNUAL MEETING

        Any proposal of a shareholder intended to be presented for action at the 2004 annual meeting of the Company must be received by the Company and can be mailed to P.O. Box 3119, Holland, Michigan 49422-9949, not later than November 15, 2003, if the shareholder wishes the proposal to be included in the Company’s proxy materials for that meeting.

MISCELLANEOUS

        The annual report of the Company for the fiscal year ended December 31, 2002, including financial statements, is being mailed to shareholders with this proxy statement.

        An annual report on Form 10-K to the Securities and Exchange Commission for the year ended December 31, 2002, will be provided free to shareholders upon written request. Write to Macatawa Bank Corporation, Attention: Jon W. Swets, P.O. Box 3119, Holland, Michigan 49422-9949, or the Form 10-K may also be accessed by visiting our web site at www.macatawabank.com. The Form 10-K and certain other periodic filings are filed with the Securities and Exchange Commission (the “SEC”). The SEC maintains an Internet web site that contains reports and other information regarding companies, including the Company, that file electronically. The SEC’s web site address is http:\\www.sec.gov.

        The management of the Company is not aware of any other matter to be presented for action at the meeting. However, if any such other matter is properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with their best judgment.

        The cost of soliciting proxies in the accompanying forms will be borne by the Company. The company may reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses in sending proxy materials to the beneficial owners and obtaining their proxies. In addition to solicitation by mail, proxies may be solicited in person, or by telephone or telegraph, by some regular employees of the Company.

By order of the Board of Directors
March 7, 2003

Philip J. Koning Secretary

REVOCABLE PROXY
MACATAWA BANK CORPORATION

[ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE

Annual Meeting of Shareholders

        The undersigned hereby appoints Benj. A. Smith, III and Philip J. Koning, or either of them, of Macatawa Bank Corporation (“Macatawa”), with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Macatawa that the undersigned is entitled to vote at Macatawa’s Annual Meeting of Shareholders (the “Meeting”), to be held on April 24, 2003, at Ridgepoint Community Church, located at 340-104th Avenue, Holland, Michigan 49423, at 10:00 am local time, and any and all adjournments and postponements thereof.

Please be sure to sign and date this Proxy in the box below              [date                    ]

-----------Shareholder sign above--------------Co-holder (if any) sign above-----------

1.	To elect two directors, G. Thomas Boylan and Benj. A. Smith, III to hold office for three year terms and Arend D. Lubbers to hold office for a two year term.	For [ ]	Withhold [ ]	For All Except [ ]

G. Thomas Boylan, Benj. A. Smith, III and Arend D. Lubbers

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2.	To transact such other business as may properly come before the meeting or at any adjournment thereof.	For [ ]	Against [ ]	Abstain [ ]

The board of directors recommends a vote "FOR"
the director nominees.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Detach above card, sign, date and mail in postage paid envelope provided

MACATAWA BANK CORPORATION

        This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of Macatawa at or before the Meeting a written notice of revocation bearing a later date than this proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Macatawa at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be considered terminated and of no further force and effect.
        The undersigned acknowledges receipt from Macatawa, prior to the execution of this proxy, of Notice of the Annual Meeting and a Proxy Statement.
        Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.